EXHIBIT 10(ii)

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made and entered into as of April 27, 2004 (the “Effective Date”), by and between RENEWABLE ENERGY LIMITED, a Nevada corporation with an office at #2610 – 1066 West Hastings Street, Vancouver, B.C. V6E 3X2, Canada (“REL”), LOS ALAMOS RENEWABLE ENERGY, LLC, a New Mexico limited liability company with an office at 121 La Vista, Los Alamos, New Mexico 87544 (“LARE”), RENEWABLE ENERGY CORPORATION, a New Mexico corporation with an office at 112C Longview, Los Alamos, New Mexico 87544 (“RECO” or the “Company”), SOLAR ENERGY LIMITED, a Delaware corporation, with an office at 112C Longview, Los Alamos, New Mexico 87544 (“Solar”).

RECITALS

WHEREAS, REL currently owns One Hundred (100) shares of the outstanding common stock of RECO;

        WHEREAS, REL desires to purchase from RECO, and RECO desires to sell to REL Ninety-Nine Thousand Nine Hundred (99,900) shares of the common stock of RECO (the “Additional REL Shares”) upon the terms and conditions set forth in this Agreement, which includes the cancellation of debt instruments held by REL and Solar; and

        WHEREAS, RECO desires to issue and LARE desires to purchase Two Hundred Thousand (200,000) shares of RECO common stock (the “Additional RECO Shares”) upon the terms and conditions set forth in this Agreement.

AGREEMENTS

Now, therefore, in consideration of the premises, the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, REL, Solar, LARE and RECO agree as follows:

ARTICLE 1.

SALE OF SHARES

Section 1.1 Sale to REL. At the Effective Date, RECO shall sell and transfer to REL, and REL shall purchase from RECO the Additional REL Shares, free and clear of any and all liens, pledges, options, encumbrances, adverse interests and claims of any kind (collectively, “Liens”).

Section 1.2 Consideration for Additional REL Shares. In consideration for the issuance of the Additional REL Shares by RECO, each of REL and Solar shall, at the Effective Date, forgive and cancel all promissory notes, obligations and other indebtedness currently owed by RECO to REL or Solar, including but not limited to any obligations that REL or Solar may have incurred on RECO’s behalf (the “Notes”).

Section 1.3 Issuance of Additional RECO Shares. At the Effective Date, RECO shall issue and sell to LARE, and LARE shall purchase from RECO, the Additional RECO Shares, free and clear of any and all Liens.

Section 1.4 Purchase Price for Additional RECO Shares. The purchase price for the Additional RECO Shares (the “Additional RECO Shares Purchase Price”) is Two Hundred Fifty Thousand Dollars ($250,000) payable by delivery on the Effective Date to RECO of (a) One Hundred Twenty-Five Thousand Dollars ($125,000) by certified check or wire transfer of immediately available funds (the “Closing Payment”); and (b) a promissory note in the principal amount of One Hundred Twenty-Five Thousand Dollars ($125,000) substantially in the form attached hereto as Exhibit A (the “Promissory Note”).

Section 1.5 Use of Proceeds Received for Additional RECO Shares. The Additional RECO Shares Purchase Price shall be used exclusively by the Company for the development of solar reduction of carbon technology (and all related technology) and as working capital.

ARTICLE 2.

CLOSING

Section 2.1 Closing. Concurrently with the execution and delivery of this Agreement (the “Closing”), LARE, REL, Solar and RECO shall make the deliveries provided in this Article 2.

Section 2.2 Deliveries by REL and Solar. At Closing, REL and Solar shall deliver, or cause to be delivered, to RECO an executed cancellation and release document that provides that all of the Notes have been satisfied and that RECO does not owe any obligations to REL or Solar pursuant to the Notes.

Section 2.3 Deliveries by LARE. At Closing, LARE shall deliver, or cause to be delivered, to RECO (a) the Closing Payment and (b) the fully executed Promissory Note.

Section 2.4 Deliveries by RECO. At Closing, RECO shall deliver (a) to REL a certificate representing the Additional REL Shares in the name of REL; (b) to LARE a certificate representing the Additional RECO Shares in the name of LARE.

Section 2.5 Further Assurances. At or after Closing, each party hereto shall promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments, in addition to those otherwise required by this Agreement, in form and substance reasonably satisfactory to the other party, as such other party may reasonably request in order to carry out or evidence the terms of this Agreement.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF RECO

        RECO represents and warrants to each of REL and LARE, as of the date of this Agreement, as follows:

Section 3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Additional REL Shares and the Additional RECO Shares (collectively, the “Shares”) and to carry out the provisions of this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

Section 3.2 Capitalization; Voting Rights. The authorized capital stock of the Company, immediately prior to the Closing, will consist of One Million (1,000,000) shares of common stock, no par value. All issued and outstanding shares of the Company’s common stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Articles of Incorporation. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Articles of Incorporation, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

Section 3.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken or will be taken prior to the Closing. The Agreement, when executed and delivered, will represent valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (ii) as limited by general principles of equity that restrict the availability of equitable remedies. The sale of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

Section 3.4 Financial Statements; Interim Changes. The Company has delivered to REL and LARE its unaudited balance sheet (the “Balance Sheet”) as at December 31, 2003 (the “Statement Date”), copies of which are attached hereto as Exhibit B. The Balance Sheet is complete and correct in all material respects and presents fairly the financial condition and position of the Company as of the Statement Date.

Section 3.5 Liabilities. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Balance Sheet, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.

Section 3.6 Agreements; Action.

(a)     There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of “off the shelf” or other standard products), or (ii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services, or (iii) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

(b)     The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Balance Sheet) individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

Section 3.7 Changes. Since the Statement Date, there has not been to the Company's knowledge:

(a)     Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Balance Sheet, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

(b)     Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(c)     Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(d)     Any waiver by the Company of a valuable right or of a material debt owed to it;

(e)     Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

(f)     Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)     Any declaration or payment of any dividend or other distribution of the assets of the Company; or

(h)     Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

Section 3.8 Title to Properties and Assets; Liens, etc. The Company has good and marketable title to its properties and assets, including without limitation the property listed on Schedule 3.8 attached hereto, the properties and assets reflected in the Balance Sheet, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

Section 3.9 Patents and Trademarks. The Company currently does not own or possess legal rights to any patents, trademarks, service marks, trade names, copyrights, trade secrets, information or other proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any such intellectual property. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

Section 3.10 Compliance with Other Instruments. The Company is not in violation or default of any term of its Articles of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the Shares pursuant, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

Section 3.11 Litigation. There is no action, suit, proceeding, or investigation, pending, or to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

Section 3.12 Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

Section 3.13 Employees. No employee has any agreement or contract, written or verbal, regarding his employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

Section 3.14 Registration Rights. The Company is presently not under any obligation, and has not granted any rights, to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.

Section 3.15 Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

Section 3.16 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

Section 3.17 Offering Valid. Assuming the accuracy of the representations and warranties of REL, Solar and LARE contained in Articles 4, 5 and 6 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act.

Section 3.18 Full Disclosure. To the Company’s knowledge and belief, this Agreement, the Exhibits hereto and any certificate expressly delivered by the Company to REL, Solar or LARE or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, neither contain any untrue statement of a material fact nor, to the Company’s knowledge and belief, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company’s knowledge and belief, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of the Company that have not been set forth in the Agreement, the Exhibits hereto or in other documents expressly delivered to REL, Solar or LARE or their attorneys or agents in connection herewith.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF LARE

        LARE represents and warrants to RECO, as of the date of this Agreement and as of Closing, as follows:

Section 4.1 Authority. LARE has all requisite right, power, authority and capacity to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by LARE. This Agreement is the valid and binding obligation of LARE, enforceable against LARE in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, redemption, reinstatement, and other laws affecting the rights or remedies of creditors generally and (b) general principles of equity.

Section 4.2 Investment. LARE is acquiring the Additional RECO Shares for investment purposes, and not with a view to distribution or resale thereof in violation of applicable securities laws and regulations.

Section 4.3 No Conflicts. The execution, delivery and performance by LARE of this Agreement does not and will not: (a) conflict with, violate, result in a breach of or constitute a default under any agreement, instrument or obligation to which LARE is a party or by which LARE is bound; (b) conflict with or violate any order, judgment, decree, statute, rule or regulation applicable to LARE; or (c) require any consent, approval or authorization of, or filing with, any governmental authority or any other third party.

Section 4.4 Litigation. There is no action, suit, proceeding or investigation pending, or to LARE’s knowledge threatened, against LARE which questions or challenges the validity of this Agreement or any action to be taken by LARE pursuant to this Agreement, and, to LARE’s knowledge, there is no basis for any such action, suit, proceeding or investigation.

         ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF REL

REL represents and warrants to RECO, as of the date of this Agreement and as of Closing, as follows:

Section 5.1 Authority. REL has all requisite right, power, authority and capacity to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by REL. This Agreement is the valid and binding obligation of REL, enforceable against REL in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, redemption, reinstatement, and other laws affecting the rights or remedies of creditors generally and (b) general principles of equity.

Section 5.2 Investment. REL is acquiring the Additional REL Shares for investment purposes, and not with a view to distribution or resale thereof in violation of applicable securities laws and regulations.

Section 5.3 No Conflicts. The execution, delivery and performance by REL of this Agreement does not and will not: (a) conflict with, violate, result in a breach of or constitute a default under any agreement, instrument or obligation to which REL is a party or by which REL is bound; (b) conflict with or violate any order, judgment, decree, statute, rule or regulation applicable to REL; or (c) require any consent, approval or authorization of, or filing with, any governmental authority or any other third party.

Section 5.4 Litigation. There is no action, suit, proceeding or investigation pending, or to REL’s knowledge threatened, against REL which questions or challenges the validity of this Agreement or any action to be taken by REL pursuant to this Agreement, and, to REL’s knowledge, there is no basis for any such action, suit, proceeding or investigation.

Section 5.5 Outstanding Debt. Except for the Notes and the transactions contemplated hereby, the Company has no other obligations to or debt owing to REL.

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF SOLAR

Solar represents and warrants to RECO, as of the date of this Agreement and as of Closing, as follows:

Section 6.1 Authority. Solar has all requisite right, power, authority and capacity to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by Solar. This Agreement is the valid and binding obligation of Solar, enforceable against Solar in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, redemption, reinstatement, and other laws affecting the rights or remedies of creditors generally and (b) general principles of equity.

Section 6.2 No Conflicts. The execution, delivery and performance by Solar of this Agreement does not and will not: (a) conflict with, violate, result in a breach of or constitute a default under any agreement, instrument or obligation to which Solar is a party or by which Solar is bound; (b) conflict with or violate any order, judgment, decree, statute, rule or regulation applicable to Solar; or (c) require any consent, approval or authorization of, or filing with, any governmental authority or any other third party.

Section 6.3 Litigation. There is no action, suit, proceeding or investigation pending, or to Solar’s knowledge threatened, against Solar which questions or challenges the validity of this Agreement or any action to be taken by Solar pursuant to this Agreement, and, to Solar’s knowledge, there is no basis for any such action, suit, proceeding or investigation.

Section 6.4 Outstanding Debt. Except for Notes and the transactions contemplated hereby, the Company has no other obligations to or debt owing to Solar.

ARTICLE 7.

Indemnification

Section 7.1 Indemnification by REL and Solar. From and after the Effective Date, each of REL and Solar shall indemnify and hold harmless RECO from and against any and all losses, liabilities, claims, demands, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Claims”) arising out of or resulting from: (a) any representation or warranty of REL or Solar, as the case may be, in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or (b) any failure by REL or Solar, as the case may be, to perform any of its covenants, agreements or obligations in this Agreement.

Section 7.2 Indemnification by LARE. From and after the Effective Date, LARE shall indemnify and hold harmless RECO from and against any and all Claims arising out of or resulting from: (a) any representation or warranty of LARE in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or (b) any failure by LARE to perform any of its covenants, agreements or obligations in this Agreement.

Section 7.3 Indemnification by RECO. From and after the Effective Date, RECO shall indemnify and hold harmless each of REL, Solar and LARE from and against any and all Claims arising out of or resulting from: (a) any representation or warranty of RECO in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or (b) any failure by RECO to perform any of its covenants, agreements or obligations in this Agreement.

Section 7.4 Procedure for Indemnification. No party shall be entitled to indemnification under this Article 6 until such party (the “Indemnified Party”) shall have given the party obligated to provide indemnification hereunder (the “Indemnifying Party”) written notice of the claim for indemnification and, if such claim for indemnification arises out of any claim, suit, action or proceeding by a third party against the Indemnified Party, unless and until the Indemnified Party shall have given the Indemnifying Party prompt written notice of such third-party claim and the Indemnifying Party has been offered the right, at the sole expense of the Indemnifying Party, to participate in the defense of such third-party claim. If the Indemnifying Party elects to assume the defense of such a third-party claim, it shall not be liable to the Indemnified Party for any legal or other expense subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnifying Party shall not be liable for any settlement of any action or claim effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

Section 7.5 No Bar. The provisions of this Article 7 shall not limit in any way the claims which may be made by REL, LARE or RECO at law or in equity for any breach by any such party of the terms of this Agreement or any document or instrument delivered pursuant hereto.

ARTICLE 8.

MISCELLANEOUS

Section 8.1 Brokers. Each party represents to the other parties that it has not engaged any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

Section 8.2 Expenses. All legal and other expenses incurred by any party in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees.

Section 8.3 Survival. Each of the covenants, representations and warranties of REL, Solar, LARE and RECO made herein shall survive the Effective Date and the Closing and shall not be merged in the consummation of the transactions contemplated hereby.

Section 8.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery, or by facsimile addressed to the appropriate party at the address or facsimile number set forth below or such other address or facsimile number as the party may designate by notice given in accordance with this Section. Notice shall be deemed validly given on the date of receipt as shown on the return receipt if delivered by certified or registered mail, on the date of delivery if done by personal delivery and upon confirmation of receipt if sent by facsimile with receipt confirmed. Notice shall also be deemed validly given on the date that a party rejects or refuses to accept delivery or the date of an inability to effectuate delivery because of a changed address or facsimile number of which no notice was given in accordance with this Section.

         If to REL to:                               Renewable Energy Limited
                                                     Nelson Skalbania
                                                     #2610 - 1066 West Hastings Street
                                                     Vancouver, B.C. V6E 3X2, Canada

         If to LARE to:                              Los Alamos Renewable Energy, LLC
                                                     Reed Jensen
                                                     121 La Vista
                                                     Los Alamos, NM 87544

         If to RECO to:                              Renewable Energy Corporation
                                                     Reed Jensen
                                                     121 La Vista
                                                     Los Alamos, NM 87544

         If to Solar to:                             Solar Energy Limited
                                                     Nelson Skalbania
                                                     #2610 - 1066 West Hastings Street
                                                     Vancouver, B.C. V6E 3X2, Canada

Section 8.5 Entire Agreement; Amendments; Waivers. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party against whom any waiver or amendment may be sought to be enforced. No action taken pursuant to this Agreement and no investigation by or on behalf of any party hereto shall be deemed to constitute a waiver by such party of compliance with any representation, warranty, covenant or agreement herein. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any part of any condition precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition waived.

Section 8.6 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. None of REL, Solar, LARE or RECO shall assign this Agreement or delegate any of its duties hereunder to any other person or entity without the prior written consent of the other two parties to this Agreement.

Section 8.7 Headings and Exhibits. The section and other headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same Agreement.

Section 8.9 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New Mexico, without giving effect to the principles of conflicts of law of such state.

Section 8.10 Arbitration. The parties hereby submit all controversies, claims, and matters of difference to arbitration in New Mexico, by a single arbitrator according to the Commercial Arbitration Rules of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. Without limiting the generality of the foregoing, the following shall be considered controversies for this purpose: (i) all questions relating to the breach of any obligation, warranty or condition hereunder, (ii) all questions relating to representations, negotiations and other proceedings leading to the execution hereof, (iii) failure of either party to deny or reject claim or demand from the other party, and (iv) all questions as to whether the right to arbitrate any question exists. Arbitration may proceed in the absence of either party if notice of the proceeding has been given to such party. The parties agree to abide by all awards rendered in such proceedings. Such awards shall be final and binding on all parties. It is the intention of the parties that the selection of arbitrators, the holding of the arbitration hearing, and the issuance of the findings of the arbitrators shall all be accomplished as expeditiously as possible, and the parties shall take all measures required to proceed in that fashion.

Section 8.11 Future Fundraising. RECO shall, in the future, use its reasonable efforts to raise approximately $2,550,000 by selling shares of its capital stock for a purchase price equal to $5.00 per share. However, RECO shall not have any liability to any party in the event RECO is unable to raise money in accordance with the previous sentence and may alter the terms and conditions upon which it raises capital in the future in its sole discretion.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of April 27, 2004.

RENEWABLE ENERGY LIMITED

                                                     By: /s/ Nelson Skalbania
                                                     Name: Nelson Skalbania
                                                     Title:   Director

                                                     LOS ALAMOS RENEWABLE ENERGY, LLC
                                                     By: /s/ David F. Jones
                                                     Name: David F. Jones
                                                     Title:   Managing Member

                                                     RENEWABLE ENERGY CORPORATION

                                                     By: /s/ Reed J. Jensen
                                                     Name: Reed J Jensen
                                                     Title:   President

                                                     SOLAR ENERGY LIMITED
                                                     By: /s/ Tony Tucker
                                                     Name: Tony Tucker
                                                     Title:   Chief Executive Officer

SCHEDULE 3.8 TO STOCK PURCHASE AGREEMENT

LIST OF ASSETS

RECO and Solar Equipment Being Transferred to Los Alamos Renewable Energy
          Item                                            Model Number       Serial Number
RECO Equipment
Deere tractor                                                                LV0790G296516
Loader                                                                       W00070C149390
FAX, Printer
Desk
Power Notebook                                                               0038710B110277A
Epson Printer                                              Stylus 740
Imation Floppy                  SuperDisk USB                                AA9810037673-M
Epson Printer                                              Stylus 740
Desk Chair
Desk Chair
Digital Camera                       Sony
Total

All equipment and parts now located at 112  Longview, Los Alamos, NM

Specific Equipment now Belonging to Solar or its Subsidiaries @112 C Longview, Los Alamos, NM
Bridgeport Mill                                                                              J186690
Speedaire 5Z637A                                                                       5Z637A L1/28/99 05302
Vacuum Pump                         Welch                    1402B                             EE021251
Vacuum Pump                         Welch                    1400B                           KJ051477

All equipment and parts belonging to Solar or its subsidiaries now located @ 99 San Marcos, Santa Fe, NM

EXHIBIT A TO STOCK PURCHASE AGREEMENT

PROMISSORY NOTE

$125,000.00 LOS ALAMOS, NEW MEXICO PRINCIPAL SUM APRIL 27, 2004

FOR VALUE RECEIVED, Los Alamos Renewable Energy, LLC, a New Mexico limited liability company (“Maker”), whose address is 121 La Vista, Los Alamos, New Mexico 87544, promises to pay to the order of Renewable Energy Corporation, a New Mexico corporation (“Payee”), at Payee’s principal place of business, 112C Longview, Los Alamos, New Mexico 87544, the principal sum of $125,000.00, together with interest on the unpaid principal sum from time to time outstanding at the fixed rate of seven percent (7%) per annum. Interest, based on a 365-day year, shall be accrued for the number of days the principal sum (or any portion thereof) is actually outstanding.

This entire balance due under this Note shall be paid in full on July 31, 2004 in one lump sum installment consisting of principal and interest that has accrued since the date hereof. All payments on this Note shall be applied first to the payment of accrued interest, and, after all such interest has been paid, any remainder shall be applied to reduction of the principal balance. All amounts payable hereunder are payable in lawful money of the United States of America.

The privilege to prepay all or any part of the principal sum from time to time without penalty is hereby reserved to Maker, provided that any such principal prepayment shall be accompanied by all interest then accrued, if any, and provided, further, that any such principal prepayment shall be applied to discharge the principal sum payments in the inverse order in which any payments thereon would otherwise become due.

This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of New Mexico. Maker agrees that the federal and state courts located in the State of New Mexico shall have subject matter jurisdiction to entertain any action brought to enforce or collect upon this Note and, by execution hereof, voluntarily submits to personal jurisdiction of such courts; provided, however, such jurisdiction shall not be exclusive and, at its option, Payee may commence such action in any other court which otherwise has jurisdiction.

Maker waives demand for payment, presentment for payment, notice of nonpayment or dishonor, protest and notice of protest, and agrees to any extension of time of payment and partial payments before, at, or after maturity. No renewal or extension of this Note, no release or surrender of any security for this Note, no release of any person liable hereon, no delay in the enforcement hereof, and no delay or omission in exercising any right or power hereunder, shall affect the liability of Maker. No delay or omission by Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power. Each legal holder hereof shall have and may exercise all the rights and powers given to Payee herein. At the option of Payee, the unpaid balance of this Note shall become immediately due and payable, without notice or demand, if Maker defaults on any obligation under this Note and such default is continuing ten (10) days after written notice of such default from Payee to Maker.

      LOS ALAMOS RENEWABLE ENERGY, LLC,

        a New Mexico limited liability company

      By: /s/ David F. Jones

      Name: David F. JonesTitle:
Managing Member